UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 13, 2018

Date of Report (date of earliest event reported)

AirXpanders, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-55781	20-2555438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1047 Elwell Court Palo Alto, CA, 94303

(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 390-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of 2017 Bonuses for Executive Officers

             On February 13, 2018, the Board of Directors (the “Board”) of AirXpanders, Inc. (the “Company”), following a recommendation from the Remuneration and Nomination Committee (the “Committee”), approved the 2017 short-term incentive (“STI”) and long-term incentive (“LTI”) bonuses for the following executive officers of the Company:

Executive Officer	Title	2017 STI	2017 LTI
Scott Dodson	President and Chief Executive Officer	$40,425	$77,000
Scott Murcray	Chief Financial Officer and Chief Operating Officer	$19,110	$40,950

            The 2017 STI is payable in cash. The 2017 LTI is payable in stock options to purchase Class A Common Stock.  The number of stock options issued shall be subject to Board approval, based on the fair value of the Class A Common Stock on the date of grant using the Black Scholes model, and granted subsequent to the issuance of the Company’s 2017 financial statements. Upon grant of the stock options by the Board, the options will vest 25% after one year, with the remaining balance vesting 1/36 per month for 36 months, for a total vesting period of 4 years, so long as the executive officer is an employee of the Company at the date each tranche of options vest. In the case of Mr. Dodson, the issuance of the stock options is subject to stockholder approval at the 2018 Annual Stockholder Meeting.

Approval of 2018 Salaries and Target Bonuses for Executive Officers

             On February 13, 2018, the Board, following a recommendation from the Committee, approved the 2018 salaries and target STI and LTI bonuses for the following executive officers of the Company:

Executive Officer	Title	2018 Salary	STI as a % of Salary	LTI as a % of Salary
Scott Dodson	President and Chief Executive Officer	$397,000	40%	40%
Scott Murcray	Chief Financial Officer and Chief Operating Officer	$300,000	30%	35%

               The 2018 salaries will be effective March 1, 2018. Actual STI bonuses for 2018 for the executive officers may range between 0% and 100% of the target bonus amount depending on the Company’s actual financial performance as compared to specified targets set for 2018 revenues and cash flow, as well as other corporate objectives which were recommended by the Committee and approved by the Board. STI bonuses are payable in cash as long as the executive officer is an employee of the Company at the date of payment. Actual LTI bonuses for 2018 for the executive officers may range between 0% and 100% of the target bonus amount depending on the Company’s total shareholder return relative to an appropriate peer group selected by the Board, and other agreed-upon strategic objectives recommended by the Committee and approved by the Board. LTI bonuses are payable in stock options to purchase Class A Common Stock.  The number of stock options issued shall be subject to Board approval, based on a ten-day weighted average closing price of our common stock formula as set forth in the 2018 LTI plan, and granted subsequent to the issuance of the Company’s 2018 financial statements.  Upon grant of the stock options by the Board, the options will vest 25% after one year, with the remaining balance vesting 1/36 per month for 36 months, for a total vesting period of 4 years, so long as the executive officer is an employee of the Company at the date each tranche of options vest. In the case of Mr. Dodson, the issuance of the stock options is subject to stockholder approval at the 2019 Annual Stockholder Meeting.

Grant of Stock Options to Executive Officer

                 On February 13, 2018, the Board, following a recommendation from the Committee, granted to Scott Murcray, Chief Financial Officer and Chief Operating Officer, an option to purchase 600,000 shares of the Company's Class A Common Stock under the Amended and Restated 2015 Equity Incentive Plan. The options will vest 100% after three years, so long as Mr. Murcray is an employee of the Company at the date the options fully vest.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2018	AIRXPANDERS, INC.

/S/ Scott Murcray
Scott Murcray Chief Financial Officer and Chief Operating Office
Duly Authorized Officer